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                                  EXHIBIT 99.1

                                       TO

                                  SCHEDULE 13D

                             JOINT FILING AGREEMENT

The undersigned persons agree and consent to the joint filing on their behalf of this Schedule 13D dated July 13, 2010 in connection with their beneficial ownership of Advanced Analogic Technologies Incorporated, and any amendments thereto. Each of Ameriprise Financial, Inc. and Columbia Management Investment Advisers, LLC authorizes Seligman Spectrum Focus (Master) Fund to execute the
Schedule 13D to which this Exhibit is attached and make any necessary amendments thereto.

Ameriprise Financial, Inc.


By: /s/ Wade M. Voigt
    ---------------------------------
    Wade M. Voigt
    Director - Fund Administration


Seligman Spectrum Focus (Master) Fund


By: /s/ Paul Goucher
    ---------------------------------
    Paul Goucher
    Authorized Person


Columbia Management Investment
Advisers, LLC


By: /s/ Paul Goucher
    ---------------------------------
    Paul Goucher
    Vice President and Assistant
    Secretary